Exhibit 10.4
SECOND AMENDED AND RESTATED
BLUE OWL CAPITAL INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN
Section 1.Purpose of Plan.
The purpose of the Second Amended and Restated Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) is to provide an additional incentive to selected employees, directors and other service providers of the Company and its Subsidiaries or Affiliates (as hereinafter defined), whose contributions are integral to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. In furtherance of these objectives, the Plan provides for the grant of Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards, Other Share-Based Awards and any combination of the foregoing.
Section 2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.
(b)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no private fund (or similar vehicle) or business development company, nor any other account, fund, vehicle or other client advised or sub-advised by any Person or any such Person’s Affiliate or any portfolio company thereof shall be deemed to be an Affiliate of such Person (it being agreed that this Plan shall not apply to, or be binding on, any Persons described in this sentence).
(c)“Applicable Law” means any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; and (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign.
(d)“Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share, Blue Owl Operating Group Award or Other Share-Based Award granted under the Plan.
(e)“Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

(f)A “Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.
(g)“Blue Owl Common Unit Award” means an award described in Section 10(a).
(h)“Blue Owl Holdings” means Blue Owl Capital Holdings LP, a Delaware limited partnership.
(i)“Blue Owl Holdings LPA” means the Third Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated as of April 1, 2025 (as the same may be amended or otherwise modified from time to time).
(j)“Blue Owl Holdings Unit” means a “Common Unit” as defined in the Blue Owl Holdings LPA.
(k)“Blue Owl Incentive Unit” means an award described in Section 10(b).
(l)“Blue Owl LPAs” means the Blue Owl Holdings LPA and, if applicable, the limited partnership agreement (or similar agreement) of each other Blue Owl Partnership.
(m)“Blue Owl Operating Group Award” means any award described in Section 10.
(n)“Blue Owl Operating Group Unit” means one Blue Owl Holdings Unit and, if applicable, one “Common Unit” of each additional Blue Owl Partnership, collectively.
(o)“Blue Owl Partnerships” means Blue Owl Holdings and, if applicable, each Person designated as a “Blue Owl Operating Group Entity” for purposes of, and in accordance with Section 3.2(d) of the Exchange Agreement (including any consents required therein).
(p)“Board” means the Board of Directors of the Company or any committee or subcommittee thereof that has been delegated, to the fullest extent permitted by law, the full power and authority of the Board of Directors of the Company.
(q)“Cause” means, unless otherwise provided in an applicable Award Agreement: (i) “cause” as defined in the employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award; and (ii) in the case where there is no such agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement in effect, but it does not define “cause” (or words of like import)), the Participant’s Termination of Service due to any of the Participant’s: (1) indictment for, conviction of, or plea of guilty or no contest or similar plea with respect to, any felony or any crime of moral turpitude; (2) intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Affiliates or the Participant’s engagement in conduct which is injurious to the Company or any of its Affiliates, monetarily, reputationally or otherwise; (4) intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company or any of its Affiliates; (5) breach of any material provision of an Award

Agreement or any other agreement between the Participant and the Company or any of its Affiliates; (6) material violation of any written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or such Affiliate or the Participant’s non-adherence to policies and procedures or other applicable compliance manuals of the Company or any of its Affiliates; (7) taking of, or omission to take, any action that has caused or substantially contributed to a significant deterioration in the business or reputation of the Company or any of its Affiliates, or that was otherwise materially disruptive to the business or affairs of the Company or any of its Affiliates; (8) failure to devote a significant portion of time to performing services as an agent of the Company without the prior written consent of the Company, other than by reason of the Participant’s death or Disability; (9) obtainment of any improper personal benefit as a result of a breach by the Participant of any covenant or agreement (including, without limitation, a breach by the Participant of the Company’s code of ethics or any Company policy); or (10) suspension or other disciplinary action against the Participant by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (8) is capable of being cured, the Participant has failed to do so after being given notice and a reasonable opportunity to cure, a determined in the Board’s discretion. As used in this definition, “material” means “more than de minimis.”
(r)“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event (including, without limitation, a Change in Control), (ii) distribution (whether in the form of cash, shares or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure or (v) declaration of a distribution, which the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(s)“Change in Control” shall have the meaning given in an Award Agreement or, if none, shall be deemed to occur if, following the Effective Date, and excluding the transaction pursuant to which the Company becomes a separate public corporation for the first time:
(i)a Person (other than an Excluded Person) acquires, in any single transaction or series of related transactions, more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company, other than pursuant to a transaction described in clause (iv) below that is not considered to be a Change in Control pursuant to such clause (iv); or
(ii)Continuing Directors shall, at any time, cease to constitute a majority of the Board; or
(iii)the consummation of the sale or other disposition, in any single transaction or series of related transactions, of assets representing more than seventy-five percent (75%) of all of the assets of the Company and its Subsidiaries (on a consolidated basis); or
(iv)there is consummated a merger, consolidation or share exchange of the Company with any other entity, or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect Subsidiary), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation, or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, in substantially the same proportions as immediately before the relevant transaction, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities.
For purposes of this Plan, (I) the term “Continuing Director” means a member of the Board who either (x) was a member of the Board on the Effective Date or (y) subsequently became a Director of the Board and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Director then in office (excluding, however, a Director whose election, or nomination for election, occurred as the result of an actual or threatened proxy contest); (II) the term “Excluded Person” means (w) the Company or its Subsidiaries, (x) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its Subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (y) an underwriter temporarily holding securities pursuant to an offering of such securities or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares; and (III) with respect to any Blue Owl Operating Group Award, the term “Company” shall be replaced with “Blue Owl Partnerships.”
Notwithstanding any other provision of this Plan to the contrary, with respect to an Award that constitutes “nonqualified deferred compensation” subject to the provisions of Code Section 409A, an event shall not be considered to be a Change of Control under this Plan for purposes of triggering payment of such Award, unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, within the meaning of Code Section 409A, and the Administrator may include such amended definition in the Award Agreement issued with respect to such Award.
(t)“Class A Shares” means the shares of Class A common stock of the Company and, in each case, any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a distribution, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. For the avoidance of doubt, “Class A Shares” shall not include Blue Owl Operating Group Units.
(u)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
(v)“Committee” means the Board or any committee or subcommittee of the Board that is delegated the power and authority of the Board or committee, as applicable, to administer the Plan from time to time. Unless otherwise determined by the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Class A Shares are listed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Governing Documents, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members.
(w)“Company” means Blue Owl Capital Inc., a Delaware corporation, and any successors thereto or any continuation thereof.
(x)“Company Group” means the Company and each of its direct and indirect Subsidiaries.
(y)“Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary or Affiliate thereof.
(z)“Disabled” shall have the meaning provided under Section 409A(a)(2)(C) of the Code.
(aa)“Eligible Recipient” means an employee, director or any other individual engaged by the Company or any Subsidiary or Affiliate thereof (including Consultants), who has been selected as an eligible participant by the Administrator (and in respect of whom any reference to “employment” shall be interpreted as including a reference to the Eligible Recipient’s engagement by the Company or any Subsidiary or Affiliate thereof, in any capacity).
(bb)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(cc)    “Exercise Price” means the per share price (if any) at which a holder of an Award granted hereunder may purchase the Shares issuable upon exercise of such Award.
(dd)    “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder with respect to the Class A Shares, as of the applicable date and except as provided below, (i) the last sales price reported for the Class A Shares on the principal national securities exchange in the United States on which it is then traded, or (ii) if the Class A Shares not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Administrator or, if not a day on which the applicable market is open, the next day that it is open.
(ee)    “Fund” means any pooled investment vehicle or similar entity sponsored or managed (directly or indirectly) by the Company or any of its Subsidiaries.
(ff)    “Governing Documents” means the certificate of incorporation and bylaws of the Company, as in effect from time to time.
(gg)    “Investment” means any investment (or similar term describing the results of the deployment of capital), as defined in the governing document of any Fund managed (directly or indirectly) by the Company or any of its Subsidiaries.
(hh)    “Investor Rights Agreement” means that certain Second Amended and Restated Investor Rights Agreement, dated as of April 1, 2025, by and among the Company and the other parties specified therein (as the same may be amended or otherwise modified from time to time).

(ii)    “ISO” means any Option intended to be, and designated as, an “incentive stock option” within the meaning of Code Section 422.
(jj)    “Non-Employee Director” means a director or member of the Board who is not an employee of the Company.
(kk)    “NQSO” means any Option that is not designated, or does not qualify, as an ISO.
(ll)    “Option” means an option to purchase Class A Shares granted pursuant to Section 7 hereof.
(mm)    “Other Share-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, restricted units, distribution equivalent rights or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(nn)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive an Award, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(oo)    “Performance Shares” means Class A Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.
(pp)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, limited partnership, estate, trust, business association, organization, governmental entity or other entity.
(qq)    “Plan” means this Second Amended and Restated Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time.
(rr)    “Portfolio Company” means any Person in which any Fund owns an Investment.
(ss)    “Restricted Share Units” means the right to receive Class A Shares at the end of a specified period, or upon specified dates, granted pursuant to Section 9 below.
(tt)    “Restricted Shares” means Class A Shares subject to certain restrictions granted pursuant to Section 9 below.
(uu)    “SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
(vv)    “Section 409A” means Section 409A of the Code and U.S. Department of Treasury regulations and interpretative guidance issued thereunder.
(ww)    “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(xx)    “Shares” means the Company’s Class A Shares (as specified in the applicable Award Agreement) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security or Blue Owl

Operating Group Units, as applicable. For the avoidance of doubt, one Blue Owl Holdings Unit and, if applicable, one “Common Unit” of each other Blue Owl Partnership shall collectively constitute one “Share” for purposes hereof.
(yy)    “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Class A Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.
(zz)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.
(aaa)    “Ten Percent Stockholder” means a Person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company Group.
(bbb)    “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Administrator, (i) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates; and (ii) a Participant employed by, or performing services for, an Affiliate that ceases to be an Affiliate shall be deemed to have incurred a Termination of Service, provided the Participant does not immediately thereafter become an employee or Consultant of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a Termination of Service, unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.
Section 3.Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board and subject to the terms of the Investor Rights Agreement, shall have the power and authority, without limitation, to:
(i)select those Eligible Recipients who shall be Participants;
(ii)determine whether and to what extent Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards, Other Share-Based Awards or a combination of any of the foregoing are to be granted hereunder to Participants, provided that only employees of the Company Group may receive grants of ISOs;
(iii)determine the number of Shares to be covered by each Award granted hereunder;

(iv)determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Awards and Award Agreements (including, but not limited to, (1) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (2) the performance goals and periods applicable to Awards of Performance Shares, (3) the Exercise Price, if any, of Awards, (4) the vesting schedule (and, for unit Awards, Share issuance schedule) applicable to Awards, (5) the terms upon which Awards may be forfeited, (6) the number of Shares subject to Awards, (7) any amendments or modifications to the terms and conditions of outstanding Awards, including, but not limited to, reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards and (8) any “black out” periods applicable to the exercise of Awards);
(v)determine the fair market value with respect to any Award;
(vi)determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of Options granted under the Plan;
(vii)adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(viii)construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan;
(ix)delegate its authority, in whole or in part, under this Section 3 to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed;
(x)determine whether to require a Participant, as a condition of receiving any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Administrator, in its sole discretion, following the date of the acquisition of such Award or Shares; and
(xi)determine at any time whether, to what extent and under what circumstances and by what method or methods (including in the form of cash or other property) Awards may be settled by the Company or any of its Subsidiaries or Affiliates. In the event of such determination, references to the Company shall be deemed to be references to the applicable Subsidiary or Affiliate thereof for purposes of the Plan, as appropriate.
(c)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.Shares Reserved for Issuance Under the Plan.

(a)Subject to Section 5 and Section 10(b) hereof, the aggregate number of Shares that may be issued or delivered with respect to Awards granted under the Plan shall not exceed 171,930,614 Shares, which number is subject to adjustment as provided herein (the “Share Limit”), all of which may be issued pursuant to the exercise of ISOs. The Share Limit shall be subject to an annual increase on January 1 of each calendar year beginning in 2025, and ending in and including 2034, equal to the positive difference, if any, of (i) 5% of the aggregate number of Class A Shares and shares of Class B common stock of the Company, in each case, outstanding on the last day of the immediately preceding fiscal year (assuming that all Blue Owl Operating Group Units have converted on a one-for-one basis into Class A Shares) minus (ii) the aggregate number of Shares that were available for the issuance of future Awards under the Plan on such last day of the immediately preceding fiscal year, unless the Administrator should decide to increase the number of Shares covered by the Plan by a lesser amount on any such date. Subject to Section 10(b) hereof, any Blue Owl Operating Group Units granted under the Plan shall, without duplication, (1) reduce the number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan on a one-for-one basis (i.e., each Blue Owl Operating Group Unit shall be treated as one Class A Share), and (2) shall be delivered, if applicable, in accordance with the Blue Owl LPAs. Any Award under the Plan settled in cash shall not be counted against the Share Limit. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such Shares are (A) tendered in payment of an Option, (B) delivered or withheld by the Company to satisfy any tax withholding obligation or (C) subject to an Award that expires or is canceled, forfeited, surrendered, exchanged or terminated without issuance of the full number of Shares to which the Award related, provided that Shares recredited to the Share Limit pursuant to clauses (A) and (B) may not be issued pursuant to ISOs. Shares issued under the Plan may be, in whole or in part, authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company or an Affiliate or Subsidiary thereof in the open market, in private transactions or otherwise.
Section 5.Equitable Adjustments.
(a)In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner to be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards or Other Share-Based Awards granted under the Plan, and (iv) annual Award limits or other value determinations or the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or vesting criteria with respect thereto) applicable to Shares subject to outstanding Awards; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments shall also be made if the Administrator determines in its sole discretion that such adjustment is necessary in order to avoid an adverse impact on the value of any outstanding Award granted hereunder.
(b)Without limiting the generality of the foregoing, in connection with a Change in Capitalization (other than a Change in Control), the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including, but not limited to, (i) the substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on or termination of Awards, or a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event), and (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event, but for such cancellation, or for which vesting is accelerated by the Administrator in connection with such event) an amount equal to the value of such Awards, if any, as determined by the Administrator (which value, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Share Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or Share Appreciation Right over the aggregate Exercise Price of such Option or Share Appreciation Right (it being understood that, in such event, any Option or Share Appreciation Right having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Shares, Restricted Share Units, Blue Owl Operating Group Awards or Other Share-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Share, Restricted Share Units, Blue Owl Operating Group Awards or Other Share-Based Awards prior to cancellation, or the underlying Shares in respect thereof. Payments pursuant to the foregoing Section 5(b)(ii) shall be made in cash or, in the sole discretion of the Administrator, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Exercise Price). Notwithstanding the foregoing, no such adjustment shall cause any Award that is subject to Section 409A to fail to comply with the requirements of such section, provided that under no circumstances shall the Company, the Administrator or any Affiliate or agent thereof have any liability to any Participant or associated Person as a result of any such failure. In connection with a Change in Control, the Administrator may take any of the foregoing actions. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
(c)Notwithstanding the foregoing, no adjustment may be authorized pursuant to this Section 5 with respect to ISOs to the extent that such authority would cause this Plan to violate Code Section 422(b), unless otherwise determined by the Administrator.
Section 6.Eligibility.
The Administrator may, from time to time, select from among all Eligible Recipients those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall be consistent with the requirements of the Plan. No Eligible Recipient shall have any right to be granted an Award pursuant to the Plan.
Section 7.Options.
(a)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, whether the Option is an ISO (which is intended to meet the requirements of Code Section 422) or an NQSO (which does not meet and is not intended to meet the requirements of Code Section 422), the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. In all other respects, the terms of any Option intended to qualify as an ISO must comply with the provisions of Code Section 422. If an Option that is intended to be an ISO fails to qualify as such, for any reason, the Option shall automatically be treated as an NQSO to the extent of such failure. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)Exercise Price. The Exercise Price of Class A Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of any Option shall not be less than 100% of the Fair Market Value of the Class A Shares on the date of grant unless the Participant is not subject to Section 409A or the Option is otherwise designed to be compliant with Section 409A, provided, further, that the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Class A Shares on the date of grant.
(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted, and, in the case of an ISO granted to a Ten Percent Stockholder, no more than five (5) years after the date such ISO is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Class A Share.
(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Class A Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Class A Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Class A Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Class A Shares already owned by the Participant, which, (1) in the case of unrestricted Class A Shares acquired upon exercise of an Option, have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment under applicable accounting principles, and (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Class A Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)Rights as Stockholder. A Participant shall have no rights to distributions or any other rights of a stockholder with respect to the Class A Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Class A Shares, has satisfied the requirements of Section 14 hereof and, if requested, has given the representation described in paragraph (b) of Section 15 hereof or in the applicable Award Agreement.
(g)Transfers of Options. Except as otherwise determined by the Administrator, no Option granted under the Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.
(h)ISO Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Class A Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year, under this Plan and/or any other stock option plan of the Company or any Subsidiary, exceeds $100,000, such Options shall be treated as NQSOs. In addition, if a Participant does not remain employed by the Company Group or its Affiliates at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an NQSO. Should any provision of this Plan not be necessary in order for an Option to qualify as an ISO, or should any additional provisions be required, the Administrator may amend this Plan (and, for the avoidance of doubt, any Award Agreement) accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(i)Termination of Service.
(1)Unless the applicable Award Agreement provides otherwise, in the event that the Participant experiences a Termination of Service for any reason other than (i) by the Company for Cause or (ii) due to the Participant’s death or Disability, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such Termination of Service, on which date they shall expire; and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90)-day period described in this Section 7(i)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90)-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(2)Unless the applicable Award Agreement provides otherwise, in the event that the Participant experiences a Termination of Service due to the Participant’s death or Disability, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire; and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)In the event that the Participant experiences a Termination of Service by the Company for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
Section 8.Share Appreciation Rights.
(a)General. Share Appreciation Rights may be granted either alone (“Standalone Rights”) or in conjunction with all or part of any other Award granted under the Plan (“Tandem Rights”). Tandem Rights may be granted either at or after the time of the grant of such Award. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Class A Shares to be awarded, the price per Class A Share and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Tandem Right may be granted for more Class A Shares than are subject to the Award to which it relates and (unless the Participant is not subject to Section 409A or the Share Appreciation Right is otherwise designed to be compliant with Section 409A) any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of such Class A Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)Exercisability.
(1)Share Appreciation Rights that are Standalone Rights (“Standalone Share Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.
(2)Share Appreciation Rights that are Tandem Rights (“Tandem Share Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Awards to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8.
(d)Payment Upon Exercise.
(1)Upon the exercise of a Standalone Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to the excess of the Fair Market Value of a Class A Share as of the date of exercise over the price per Class A Share specified in the Standalone Share Appreciation Right, multiplied by the number of Class A Shares in respect of which the Standalone Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.
(2)A Tandem Right may be exercised by a Participant by surrendering the applicable portion of the related Award. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to the excess of the Fair Market Value of a Class A Share as of the date of exercise over the

Exercise Price specified for the related Award (which price shall be no less than 100% of the Fair Market Value of such Class A Share on the date of grant unless the Participant is not subject to Section 409A or the Tandem Right is otherwise designed to be compliant with Section 409A) multiplied by the number of Class A Shares in respect of which the Tandem Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Awards that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Tandem Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Class A Shares and cash).
(e)Non-Transferability.
(1)Standalone Share Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.
(2)Tandem Share Appreciation Rights shall be transferable only when and to the extent that the underlying Award would be transferable, if it were an Option, under Section 7 of the Plan.
(f)Termination of Service.
(1)In the event a Participant who has been granted one or more Standalone Share Appreciation Rights incurs a Termination of Service, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.
(2)In the event a Participant who has been granted one or more Tandem Share Appreciation Rights incurs a Termination of Service, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement for the Award to which the Tandem Share Appreciation Right relates.
(g)Term.
(1)The term of each Standalone Share Appreciation Right shall be fixed by the Administrator, but no Standalone Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Tandem Share Appreciation Right shall be the term of the Award to which it relates, but no Tandem Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.
Section 9.Restricted Shares, Restricted Share Units and Performance Shares.
(a)General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Shares, Restricted Share Units or Performance Shares shall be made; the number of Class A Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the “Restricted Period” (as defined in the applicable Award Agreement), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the performance objectives or criteria applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; and all other conditions of Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. Unless the applicable Award Agreement provides otherwise, if the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units or Performance Shares. The provisions of Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.
(b)Awards and Certificates. The prospective recipient of Awards of Restricted Shares, Restricted Share Units or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9, (i) each Participant who is granted an Award of Restricted Shares or Performance Shares shall be issued a certificate in respect of such Restricted Shares or Performance Shares (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator), and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions and restrictions applicable to any such Award.
(1)The Company may require that any certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Class A Shares covered by such Award.
(2)With respect to Awards of Restricted Share Units, at such times as are indicated in the applicable Award Agreement, certificates (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator) in respect of such Restricted Share Units shall be delivered to the Participant, or his legal representative, in a number equal to the number of Class A Shares the Participant is entitled to be issued pursuant to the terms of the Award Agreement.
(c)Restrictions and Conditions. Awards of Restricted Shares, Restricted Share Units and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(1)Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Restricted Share Units or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s Termination of Service and the Participant’s death or Disability.
(2)Except as otherwise provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Class A Shares subject to Awards of Restricted Share Units until such Class A Shares are issued in accordance with the terms of the Award Agreement. Except as may be provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares; provided, however, that unless otherwise provided in the Award Agreement, the Participant shall not have rights to any distributions declared on unvested Restricted Shares or Performance Shares.
(3)The rights of a Participant, upon termination during the Restricted Period of employment or service as a director or Consultant to the Company, or to any Subsidiary or Affiliate thereof, in respect of Awards of Restricted Shares, Restricted Share Units or Performance Shares granted to such Participant, shall be set forth in the Award Agreement or another authorized written instrument and subject to the Plan.
Section 10.Blue Owl Operating Group Awards.
(a)Blue Owl Common Unit Awards. Blue Owl Common Unit Awards shall be awards designed as either fully vested or restricted Blue Owl Operating Group Units. The Committee is authorized to grant Blue Owl Common Unit Awards to Eligible Recipients under the terms and conditions determined by the Committee in its discretion, subject to any restrictions on Blue Owl Operating Group Units generally within the Blue Owl LPAs.
(b)Blue Owl Incentive Units. A Blue Owl Incentive Unit shall be designed as a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Each Blue Owl Incentive Unit will entitle the holder thereof to receive distributions from the Blue Owl Operating Group Entities in accordance with the terms of the Blue Owl LPAs. The Committee will establish the terms and conditions applicable to the Blue Owl Incentive Units, including vesting or service requirements, subject to any terms or restrictions in the Blue Owl LPAs. Each individual Blue Owl Incentive Unit (consisting of one Class P Unit of Blue Owl Holdings (as defined in the Blue Owl Holdings LPA) and, if applicable, one Class P Unit of each other Blue Owl Partnership (as defined in each applicable Blue Owl LPA)), shall be counted against the number of Shares on a one to one basis for purposes of calculating the Share Limit, provided that, each Blue Owl Incentive Unit issued prior to the Effective Date shall be counted against the number of Shares on a 1.25 to one basis.
(c)Blue Owl Operating Group Awards Generally. The Committee is authorized, subject to limitations under applicable law, to grant other types of equity-based, equity-related or cash-based Awards valued in whole or in part by reference to, or otherwise calculated by reference to or based on, Blue Owl Operating Group Units, in such amounts and subject to such terms and conditions as the Committee may determine (which shall be “Blue Owl Operating Group Awards” for purposes hereof). Blue Owl Operating Group Awards may entail the transfer of Class A Shares or Blue Owl Operating Group Units to Award recipients. Blue Owl Operating Group Awards may be in the same form as Awards that are permitted to be granted under the Plan generally with respect to Class A Shares (with the exception of ISOs), with all references to Class A Shares replaced with references to the Blue Owl Operating Group Units and all other definitions modified, if necessary for the context, to reflect the Blue Owl Partnerships rather than the Company. In addition to any Award Agreement governing a Blue Owl Operating Group Award, the Committee may require that a recipient of a Blue Owl Operating Group Award execute additional documentation to become a partner of the Blue Owl Partnerships, subject to the terms and requirements of the Blue Owl LPAs. Blue Owl Incentive Units and Blue Owl Common Unit Awards described above will be deemed to be “Blue Owl Operating Group Awards” for purposes of the Plan. Notwithstanding anything to the contrary within the Plan or in any Award Agreement that governs a Blue Owl Operating Group Award, the terms and conditions of all Blue Owl Operating Group Awards shall be designed to comply with the Blue Owl LPAs, and to the extent that there is any inconsistency with the Blue Owl LPAs within the

Plan or the Award Agreement governing any Blue Owl Operating Group Award, the terms of the Blue Owl LPAs (as applicable) shall control.
(d)Transfers. Notwithstanding anything to the contrary in this Plan, all transfers of Blue Owl Operating Group Units shall also be subject to the restrictions contained in the Blue Owl LPAs (as applicable).
Section 11.Other Share-Based Awards.
(a)The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement, including, but not limited to, Awards of restricted units and unrestricted Shares and Awards that are valued in whole or in part by reference to Shares, including Awards valued by reference to book value, fair value or performance of an Affiliate or Subsidiary, or other interests, including distribution equivalent rights and performance units of any of the foregoing. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards under the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash or other property as appropriate. The provisions of Other Share-Based Awards need not be the same with respect to each Participant.
(b)Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign any Other Share-Based Awards awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance-related goals, the Participant’s Termination of Service or the Participant’s death or Disability.
Section 12.Amendment and Termination; Clawback.
Subject to the terms of the Investor Rights Agreement, the Board may amend, alter or terminate the Plan, but, subject to Sections 5 and 18 of the Plan, no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without the Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Class A Shares are listed or other law, in each case, to the extent applicable. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5 and 18, no such amendment shall materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, a Participant’s consent shall not be required to the extent the Administrator, in its sole discretion, determines that an amendment, alteration or termination of the Plan or an Award is required or advisable (a) in order for the Company, the Plan or the Award to satisfy any law or regulation, to meet the requirements of any accounting standard or to correct an administrative error, or to reflect or give effect to a change in law, or (b) to ensure compliance with the Exchange Act or another applicable law, or any rules or regulations promulgated thereunder. Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.
Section 13.Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 14.Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes subject to tax for U.S. federal, state or local income or other tax purposes and/or for any non-U.S. tax purposes, pay to the Company or any of its Subsidiaries or Affiliates (as determined by the Administrator), or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld or accounted for by the Company or any of its Subsidiaries or Affiliates with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company or its Subsidiaries or Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. Whenever Shares are to be delivered pursuant to an Award or taxes otherwise become due with respect to an Award, the Company shall have the right to require the Participant to remit to the Company or its Subsidiaries or Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. In addition, the Company or its Subsidiaries or Affiliates, may elect to satisfy the foregoing requirement by withholding from delivery Shares having a value equal to not more than the amount of tax permitted to be withheld or paid without triggering liability accounting or other adverse accounting treatment under applicable accounting standards (or, with the approval of the Administrator, (i) such method as may be elected by a Participant who is not subject to Section 16 of the Exchange Act, or (ii) a Participant may deliver already owned unrestricted Shares). Such shares shall be valued at their fair market value on the date that the amount of tax to be withheld or paid is determined. Solely for this purpose, fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company, its Subsidiaries or Affiliates may also use any other method or procedure of obtaining the necessary payment or proceeds, as permitted by law, to satisfy their withholding or other tax obligations with respect to any Option or other Award and the Participant shall comply with any reasonable requests made by the Company, its Subsidiaries or Affiliates to complete and execute documentation necessary to implement such method or procedure.
Section 15.General Provisions.
(a)Compliance with Law. Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant rules and provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the requirements of any stock exchange upon which the Shares may then be listed, and the requirements for the treatment intended by the Company under applicable accounting rules, and shall be further subject to the approval of the Administrator with respect to such compliance. The Company shall be under no obligation to register the Shares pursuant to the Securities Act or any other federal or state securities laws. Any disposition of Shares received pursuant to an Award shall be subject to compliance with the foregoing rules, requirements and laws, as determined by the Administrator.
(b)Legending and Other Considerations. The Administrator may require each Person acquiring Shares to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(c)Lock-Up Agreements. The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a stockholder agreement or “lock-up” agreement in such form as the Board or the Committee shall determine is necessary or desirable to further the Company’s interests.
(d)No Right to Continued Service. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
(e)Governing Law; Venue; Waiver of Jury Trial. The Plan and all Awards shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The agreed venue and method for resolving disputes relating to an Award Agreement or the Plan shall be as set forth in the applicable Award Agreement, or in the absence of such provision, as applies to disputes relating to or arising out of the Participant’s service with the Company and its Affiliates, including the termination thereof. Unless otherwise specifically provided by explicit reference to the jury waiver provision in this Section 15(e) in an applicable Award Agreement, each Participant, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE PARTICIPANT

WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(f)Certain Changes in Employment Status. Subject to the terms of this Plan, unless otherwise specifically provided in the applicable Award Agreement or otherwise, an Award (including an Option) shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the sole discretion of the Administrator. The Administrator shall follow applicable written policies (if any) of the Company, its Subsidiaries or Affiliates, including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.
(g)Notices. All notices, requests, consents and other communications with respect to the Plan or any Award Agreement to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 15(g)) or by a nationally recognized overnight courier. If to the Company, such notice shall be sent to Blue Owl Capital Inc., Attention: General Counsel, 399 Park Avenue, 37th Floor New York, NY 10022. If to a Participant, such notice shall be delivered by hand or sent to the last home address of such Participant on file with the Company.
(h)Regional Variation. The Administrator reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Administrator deems appropriate in light of local laws, rules and customs.
(i)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. Each Participant, by accepting an Award, thereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
(j)Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants subject to Section 16 will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15(j), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(k)Severability. If any provision of the Plan or an Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
(l)Headings. The headings in the Plan and any Award Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof or thereof.
Section 16.Effective Date.
The Plan shall become effective on the date that it is approved by the stockholders of the Company (the “Effective Date”) in accordance with the requirements of the laws of the State of Delaware.
Section 17.Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date. Subject to the terms of the Investor Rights Agreement, the Board may suspend or terminate the Plan at any earlier date pursuant to Section 12 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
Section 18.Section 409A.
To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Company shall have no liability to any Eligible Recipient, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Company, and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Eligible Recipients and not with the Company. Notwithstanding anything to the contrary in this Plan or any Award

Agreement, if a Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant and (ii) the date of the Participant’s death, solely to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 18 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and all remaining payments and benefits due under this Plan or any Award Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
Section 19.Set-Off.
Unless otherwise expressly provided in an agreement between a Participant and the Company or an Affiliate, to the extent permitted by Section 409A, the Company or any Affiliate, as applicable, shall have the right to offset against any amount owed to a Participant any amounts that are due by such Participant to the Company or any Affiliate but unpaid.
Section 20.Data Privacy.
(a)For Participants who reside in the European Union or are associated with an Affiliate established in the European Union, the Company processes personal data in association with such Participants’ participation in the Plan as described in the European Union privacy notice in effect under the Plan from time to time, which notice is available upon request from the Company’s human capital department.
(b)For other Participants, and to the extent permitted by law, as a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 20 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. This paragraph (b) applies to such other Participants. The Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). To the extent permitted by law, the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. To the extent permitted by law, through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human capital representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact the Company’s human capital department.